January 17, 2024

Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, NY 10104

Investment Advisory Agreement For Subadviser

(Embark Commodity Strategy Fund)

Dear Sir or Madam:

Harbor Capital Advisors, Inc. (the “Adviser”), a Delaware corporation, with its principal offices at 111 South Wacker Drive, Chicago, Illinois 60606, is the investment adviser to Harbor Funds II (the “Trust”) on behalf of Embark Commodity Strategy Fund (the “Fund”). The Trust has been organized as a statutory trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The shares of beneficial interest of the Trust (the “Shares”) are divided into multiple series, including the Fund, as established pursuant to resolutions adopted by the Board of Trustees of the Trust (the “Board” or the “Trustees”). Pursuant to authority granted the Adviser by the Trust’s Trustees, the Adviser has selected Neuberger Berman Investment Advisers LLC (“you”, “your” or “yourself”) to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth herein (the “Agreement”). You are willing to act as such a sub-investment adviser and to perform such services under the Agreement. Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1.	Delivery of Fund Documents. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

(a)	Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the “Declaration of Trust”);

(b)	The Fund’s Prospectus and Statement of Additional Information, as in effect on the date hereof;

(c)	All policies and procedures and/or investment guidelines that will impact the services you provide for the Fund;

(c)	By-Laws of the Trust as in effect on the date hereof (the “By-Laws”); and

(d)	Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

The Adviser will furnish you from time to time with copies of all material amendments of or supplements to the foregoing.

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

2.

Advisory Services. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund’s assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, and any investment guidelines or other instructions received in writing from the Adviser so long as such policies and procedures, investment guidelines, or instructions are received sufficiently in advance to permit you to act in accordance therewith. The Board or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities and other financial instruments shall be purchased for such portion of the Fund’s assets, what securities and other financial instruments shall be held or sold by such portions of the Fund’s assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust’s Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, or any investment guidelines or other instructions received by you in writing from the Adviser, and subject, further, to such written policies and instructions as the Board may from time to time establish and deliver to you so long as such policies and procedures, investment guidelines, or instructions are received sufficiently in advance to permit you to act in accordance therewith. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other financial instruments with brokers or dealers selected by you for that portion of the Fund’s assets for which you serve as sub-investment adviser.

You shall have no responsibility for actions taken in reliance on Declaration of Trust; the By-Laws; the Fund’s written investment objectives and policies; the Prospectus and Statement of Additional Information; and written instructions or policies provided to us in writing in accordance with this Agreement, each as in effect from time to time. You will conform your conduct to, and will ensure that your management of the portion of the Fund’s assets allocated to you complies with, the Investment Company Act and Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and all applicable rules and regulations thereunder, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), all other applicable federal and state laws and regulations, and with the provisions of the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, under the Securities Act of 1933, as amended, and the Investment Company Act. However, for the avoidance of doubt, you are not responsible for implementing or overseeing anti-money laundering or know your customer programs related to investors in the Fund.

The Board has delegated to you discretionary authority to exercise voting rights with respect to all proxies solicited by or with respect to the issuers of securities and other investments in the portion of the assets of the Fund managed by you. In connection with your responsibilities hereunder, you may retain a third party to provide proxy voting and ancillary administrative services. You (or your designated agent) shall be responsible for the administration of the proxy voting process and exercise these voting rights or refrain from voting in accordance with your then-current proxy voting policy, procedures and/or guidelines, as provided to us from time to

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

time and based on the best interests of the Fund’s shareholders. You (or your designated agent) are authorized to instruct the Fund’s custodian as necessary in order for you to receive proxies and shareholder communications relating to securities held in the portion of the Fund’s assets managed by you. You (or your designated agent) will maintain appropriate records detailing your voting of proxies on behalf of the Fund and, upon the Adviser’s reasonable request, will provide a report setting forth the names of the issuers, proposals voted on, how the Fund’s shares were voted and your resolution of any conflicts of interest.

You shall maintain written compliance policies and procedures that are reasonably designed to ensure compliance with the foregoing and to prevent yourself and the Fund from violating applicable federal securities laws. You agree to provide the Trust and the Adviser with such reports and certifications, as mutually agreed upon, and with such access to your officers and employees as the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser promptly upon detection of any breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to that portion of the Fund’s assets allocated to you. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when the violation is considered material to the services you provide under this Agreement.

You shall keep the Fund’s books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly upon reasonable request and without any charge to the Fund any of such records required to be maintained by you; provided that you may retain copies as required under applicable document retention regulations or your policies and procedures. Notwithstanding the foregoing, you have no responsibility for the maintenance of the records of the Fund, except for those related to the portion of the Fund’s assets allocated to you.

Upon reasonable request from the Adviser, you will reasonably assist the Valuation Committee of the Trust in valuing securities or other financial instruments of the Fund as may be required from time to time, including making available information of which you have knowledge related to the securities or other financial instruments being valued. Notwithstanding the foregoing, the Adviser hereby acknowledges that since you are not the pricing or valuation agent for the Fund and therefore are not responsible for valuing the Fund’s securities, including for purposes of calculating the Fund’s net asset value (“NAV”) you shall not be responsible for any actions undertaken by the Adviser for the Fund as a result of a fair valuation of any security or instrument held by the Fund and shall not be held liable for any errors in the calculation of the NAV of the Fund following a fair valuation of any security or instrument held in the Fund.

You shall promptly provide the Trust and the Adviser with any information you receive regarding class action claims or any other legal matters involving any security or other financial instrument held in the Fund and shall cooperate with the Trust and the Adviser to the extent necessary for the Trust or the Adviser to pursue and/or participate in any such action or matter. However, the

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

parties acknowledge that you shall not have any obligation to initiate or otherwise act on behalf of the Fund with respect to class-action claims or any other legal matters involving any security or other financial instrument held in the Fund.

In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. However, you may, may enter into and execute trading agreements and standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as you deem desirable or appropriate. You will make your officers and employees available to meet with the Trustees and the Trust’s or Adviser’s officers at least quarterly on reasonable notice to review the investments and investment program of the portion of the Fund’s assets allocated to you in light of current and prospective economic and market conditions. Upon reasonable request, you will cooperate with the Trust’s independent public accounts with respect to assets managed by you pursuant to this Agreement.

Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in paragraph 4.

You may not delegate to any person, including to one or more companies that you control, are controlled by, or are under common control with, or to specified employees of any such companies, any of your duties under this Agreement without the prior written consent of the Adviser.

Notwithstanding any other provision of the Agreement, except where prohibited by applicable law or regulation, you may (i) use persons employed by your “affiliated persons” (as defined in the Investment Company Act), each of whom shall be treated as your “supervised person” (as defined in the Advisers Act) to assist in the performance of any or all of the services or functions provided by you under this Agreement to the extent not prohibited by, or inconsistent with, applicable law, including the requirements of the Investment Company Act, the rules thereunder, and relevant positions of the U.S. Securities and Exchange Commission (“SEC”) and its staff and (ii) delegate or may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable you to perform your functions under this Agreement, but your liability to the Advisor or the Fund shall not be affected thereby and you shall be solely responsible for any fees, charges or expenses owed to such persons. Notwithstanding any other provision of the Agreement, you may provide information about the Advisor and the Fund or the Portfolio to any such affiliate or other third party as required for the purposes of this paragraph, provided that such affiliate or other third party is subject to a confidentiality agreement that specifically prevents the misuse of any such information, including portfolio holdings.

3.	Allocation of Charges and Expenses. You will bear your own costs of providing services hereunder. You will not be required to pay any expenses of the Fund.

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

4.

Compensation of the Subadviser. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A hereto, quarterly in arrears, based on a percentage of the average daily net assets (as defined below) of the portion of the Fund that you managed during the quarter. “Average daily net assets” means the average of the values placed on the net assets of the portion of the Fund that you managed on each day on which the net asset value of the Fund’s portfolio is determined. The net assets of the Fund are valued by the Fund’s custodian in the manner specified in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund’s custodian determines the value of the net assets of the Fund’s portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

5.

Avoidance of Inconsistent Position and Brokerage. In connection with purchases or sales of securities and other financial instruments for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of securities and other financial instruments by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board. You or your agent shall arrange for the placing of all orders for the purchase and sale of securities and other financial instruments for the portion of the Fund’s account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the best overall terms available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the best overall terms available and efficient execution. Therefore, you are authorized, consistent with the provisions of Section 28(e) of the Securities Exchange Act of 1934, to place orders for the purchase and sale of securities and other financial instruments for the Fund with such certain brokers if you determine, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or your overall responsibilities with respect to the Fund, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

You will advise the Trust’s custodian and, upon reasonable request, the Adviser as soon as reasonably practicable of each purchase and sale of a portfolio security and other financial instrument, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

be reasonably required. From time to time as the Board or the Adviser may reasonably request, you will furnish to the Trust’s officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities and other financial instruments held in the portfolio, all in such detail as mutually agreed upon and as the Trust or the Adviser may reasonably request.

On occasions when you deem the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be sold or purchased in order to obtain the best overall terms available and efficient execution. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be equitable and consistent with your fiduciary obligations to the Fund and to such other clients and consistent with your applicable policies and procedures as are in effect from time to time.

To the extent you engage in block trades in futures and other derivatives, you agree to fulfill any relating notification requirements with respect to the Fund under applicable requirements of the Commodity Futures Trading Commission (“CFTC”).

6.

Limitation of Liability of Subadviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement. You shall have no liability with respect to the actions or inaction of any other investment adviser to the Fund nor any liability whatsoever for any investment losses incurred by the Fund, or arising from transactions by the Fund, prior to the date on which you assume responsibility for management of the portion of the Fund’s assets that are allocated to you.

7.	Representations and Warranties.

You represent and warrant that:

(a)	You are an investment adviser registered under the Investment Advisers Act;

(b)

You are or will be registered as a Commodity Trading Advisor (“CTA”) and a Commodity Pool Operator (CPO) under the Commodity Exchange Act (“CEA”) with the CFTC and the National Futures Association (“NFA”), or are not required to register pursuant to an applicable exemption;

(c)

You are a corporation duly organized and properly registered and operating under the laws of the State of New York with the power to own and possess its assets, perform your obligations under this Agreement, and to carry on your business as it is now being, and to be, conducted;

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

(d)

The execution, delivery and performance of this Agreement are within your powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on your part for the execution, delivery and performance of this Agreement, and your execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) your governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon you;

(e)

You will maintain insurance coverage in such amounts considered commercially reasonable and appropriate under current industry practice for an investment adviser of your size and business model, as such may change from time to time, and will promptly provide the Adviser with notification of any materially adverse changes to or cancellation of such coverage; and

(f)	You will promptly notify the Adviser and the Trust if you suffer a material adverse change in your business that would materially impair your ability to perform your relevant duties for the Fund.

(g)

There is no pending, or to the best of your knowledge, threatened or contemplated inspections, notices or inquiries from any governmental or administrative body or self-regulatory agency, or actions, investigations, suits or proceedings involving or affecting, directly or indirectly, you or your affiliates, including but not limited to an investigation, administrative proceeding or enforcement action by the Commission or other regulatory authority, that reasonably might be expected to impair your ability to discharge your obligations under this Agreement or result in a matter that would require an amendment to your Form ADV Part 2.

The Adviser represents and warrants that:

(a)

It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority by the Board to execute and deliver this Agreement and to perform the services contemplated hereunder, and (iii) has all internal approval and controls necessary to perform its obligations under, and to comply with the representations, warranties and covenants made by it, in this Agreement.

(b)

It (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify you of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

(d)	It is registered as a CPO under the CEA and is a member of the NFA, and will continue to be so registered and a member of the NFA for so long as this Agreement remains in effect;

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

There is no pending, or to the best of its knowledge, threatened or contemplated inspections, notices or inquiries from any governmental or administrative body or self-regulatory agency, or actions, investigations, suits or proceedings involving or affecting, directly or indirectly, the Adviser or its affiliates, including but not limited to an investigation, administrative proceeding or enforcement action by the Commission or other regulatory authority, that reasonably might be expected to impair the Adviser’s ability to discharge its obligations under this Agreement or result in a matter that would require an amendment to the Adviser’s Form ADV Part 2.

(e)	The Fund is a “qualified eligible person” as that term is defined in CFTC Regulation 4.7(a);

(f)	It consents to be treated by you as an “exempt account” under CFTC Rule 4.7.

The Trust represents and warrants that insofar as it holds assets sufficient to qualify as such:

(a)

The Fund is an “accredited investor” as defined in Rule 501 (a) of Regulation D under the Securities Act of 1933, as amended, (the “Securities Act”) and a “Qualified Institutional Buyer” as defined in Rule 144A(a)(1)(i) under the Securities Act, and, in connection therewith, the Adviser agrees to (A) furnish you with such financial information as you may request to confirm the Fund’s status (or continuing status), and (B) notify you as soon as reasonably practicable if the Fund is no longer an “accredited investor” and/or a “Qualified Institutional Buyer”; and (ii) commits that such securities will not be offered or sold by the Fund except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

To the extent not already disclosed, each party shall notify the other as soon as reasonably practicable if it becomes aware that any representation and warranty under this Agreement is no longer accurate.

8.

Duration and Termination of this Agreement; Survival. This Agreement shall remain in force until January 17, 2026 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the SEC by any rule, regulation or order. This Agreement may, on 30 days’ written notice, be terminated at any time without penalties charged to the Fund, by the Board, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon its assignment or the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person”, “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the SEC by any rule, regulations or order. The provisions of paragraphs 6, 10 and 13 shall survive the termination of this Agreement.

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

9.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 8 or 9 hereof.

10.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles and the Investment Company Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the Investment Company Act, the latter shall control.

11.

Miscellaneous. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. All persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as none of the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer rights, privileges, claims or remedies upon any shareholder or other person other than the parties (including the Trust with respect to the Fund) and their respective successors and permitted assigns.

12.

Prohibition on Consulting with other Subadvisers. You are not permitted to consult with any other subadviser to the Trust with respect to transactions by the Fund in securities or other financial instruments.

13.

Confidentiality. You shall maintain all non-public information regarding the Fund’s portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law. You shall not use your

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for your own or your affiliates’ (or your respective directors, officers and employees) benefit to the detriment of the Fund. If you are requested or required by law to disclose any confidential information by any regulatory authority or pursuant to an order of a court or a facially valid administrative, legislative or other subpoena, then to the extent permitted you shall as soon as reasonably practicable notify the Adviser of the request to allow the Adviser the opportunity to legally contest or limit the scope and terms of any such disclosure required by law. The foregoing sentence shall not apply to any ordinary course regulatory examinations that are not specific to the Adviser or the Fund.

14.

Use of Names. Neither party shall use the name, trademark or trade name of the other party or any of its affiliates or refer to the existence of this Agreement in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party.

Notwithstanding the foregoing, you agree that for so long as the Fund remains in existence and you serve as subadviser to the Fund, the Adviser shall have a non-exclusive, non-transferable, royalty-free license to reproduce, distribute, publicly display or otherwise use your name, including any short form thereof, logo or other identifying mark, and trade name (collectively, the “Licensed IP”) on its website and in advertising, promotional and marketing materials for the Harbor funds (collectively, “Materials”), subject to the terms of this paragraph 14.

The Adviser will be permitted to use the Licensed IP in any Materials solely for the purpose of identifying you as the subadviser to the Fund or including you in a listing of entities that serve as subadvisers to the series of the Harbor funds, without your prior approval. With respect to all other Materials, the Adviser’s use of the Licensed IP will be subject to your prior review and approval of a sample of such Materials, and you agree to use reasonable efforts to review such samples of Materials within five business days of their receipt. Following your review and approval of a sample of any Materials containing the Licensed IP, the Adviser will thereafter be permitted to modify such Materials (and use such modified Materials), without your approval, including, without limitation, in order to update statistical data or identifying information regarding any new or existing series or subadviser of the Harbor funds, provided that the modifications do not materially change the character or substance of the Materials. Notwithstanding anything to the contrary herein, the Adviser agrees that it will provide copies of any Materials containing the Licensed IP for review by you, from time to time, upon your reasonable request.

The Adviser agrees that it will not edit, excerpt or modify the Licensed IP in any way. The Adviser acknowledges that it will acquire no right, title or interest to the Licensed IP or any of the goodwill associated therewith. The Adviser further agrees that it will be responsible for ensuring that all Materials containing the Licensed IP which are used to market the Fund to current and prospective investors will comply with applicable laws, rules and regulations.

[Signatures appear on the following page]

Neuberger Berman Investment Advisers LLC

EMBARK COMMODITY STRATEGY FUND

JANUARY 17, 2024

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this Agreement and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this Agreement shall become a binding contract.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

HARBOR FUNDS II ON BEHALF OF EMBERK COMMODITY STRATEGY FUND, SEVERALLY AND NOT JOINTLY

By:	/s/ Charles F. McCain
Charles F. McCain, President

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Kristof Gleich
Kristof Gleich, President

The foregoing Agreement is hereby accepted as of the date thereof.

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Brian Kerrane
Name: Brian Kerrane
Title: Managing Director